Exhibit 99.2

Fourth Quarter 2014 Investor Presentation February 27, 2015

Safe Harbor Statement We make forward-looking statements in this presentation that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; our projected operating results; our ability to obtain financing arrangements; financing and advance rates for MBS and our potential target assets; our expected leverage; general volatility of the securities markets in which we invest and the market price of our common stock; our expected investments; interest rate mismatches between MBS and our potential target assets and our borrowings used to fund such investments; changes in interest rates and the market value of MBS and our potential target assets; changes in prepayment rates on Agency MBS and Non-Agency MBS; effects of hedging instruments on MBS and our potential target assets; rates of default or decreased recovery rates on our potential target assets; the degree to which any hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to maintain our qualification as a REIT; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of investment opportunities in mortgage-related, real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; and market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy. The forward-looking statements in this presentation are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in our filings with the SEC under the headings "Summary," "Risk factors," "Management's discussion and analysis of financial condition and results of operations" and "Business." If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation is not an offer to sell securities nor a solicitation of an offer to buy securities in any jurisdiction where the offer and sale is not permitted. 1

Fourth Quarter Financial Highlights GAAP Net Income of $15.4 million, or $0.37 per share Core earnings plus drop income of $36.4 million, or $0.87 per share, consists of: Core earnings of $0.65 per share Drop income of $0.22 per share $14.94 net book value per share as of December 31, 2014 versus $15.26 per share as of September 30, 2014 Maintained quarterly cash dividend of $0.70 per share, full year 2014 dividend of $2.74 per share Generated positive economic return on book value of 2.5% 2014 economic return on book value of 15.8% Total economic return on book value since IPO of 25.7% Net Interest Income of $31.8 million Net interest spread of 2.71% 3.79% adjusted gross yield 1.08% fully hedged cost of funds CPR on Agency RMBS of 6.8% for the quarter 2 Non-GAAP measures which include Agency and Non-Agency MBS and other securities (including the cost of interest rate swaps, and linked transactions), and interest income on IOs and IIOs classified as derivatives. Reflects the $0.70 dividend declared on December 18, 2014 and paid on January 27, 2015. Economic return, for any period, is calculated by taking the sum of (i) the total dividends declared and (ii) the change in net book value during the period and dividing by the beginning book value. Includes all dividends declared during the period from May 15, 2012, the date of WMC’s commencement of initial operations, through December 31, 2014. Non-GAAP measures which include Agency and Non-Agency MBS and other securities (including the cost of interest rate swaps, and linked transactions), and interest income on IOs and IIOs classified as derivatives, and are weighted averages for the quarter ended December 31, 2014. Fourth quarter weighted average Constant Prepayment Rate for the company’s Agency RMBS portfolio on an annualized basis. (5) (3) (5) (1) (5) (2) (5) (4) (6)

2014: An Improved Market for Mortgage Assets 3 Agency spreads gradually tightened over the course of the year while Credit Sensitive bonds gradually appreciated in value Source: IDC & Citigroup Indices: For Prime, AltA and Subprime – Citigroup Legacy Non-Agency Cash Price Index. For CMBS – 2007 AJ Source: Bloomberg Index: CMM-SW7 2014: +1.3% 2014: +3.5% 2014: +8.1% 2014: +4.9%

Interest Rate Volatility has Recently Increased 1 yr. x 10 yr. Swap Volatility 4 Source: Bloomberg 10-Year Treasury Yield Source: Bloomberg

Portfolio Composition as of December 31, 2014

Portfolio
($ in millions)

Agency	Coupon	Principal Balance	Amortized Cost	Estimated Fair Value
30-year fixed rate	3.5%	$542.1	$579.3	$566.9
	4.0%	$468.5	$507.1	$505.2
	4.5%	$571.3	$613.7	$631.7
	5.5%	$68.0	$76.8	$77.5
	6.0%	$7.7	$8.7	$8.9
20-year fixed rate	3.0%	$319.0	$333.8	$329.7
	3.5%	$130.8	$138.0	$137.9
	4.0%	$605.1	$639.7	$652.4
Agency RMBS IOs and IIOs[1]	3.9%	N/A	$245.8	$257.7
Agency CMBS	4.9%	$25.1	$25.1	$25.3
Agency CMBS IOs and IIOs[2]	1.4%	N/A	$18.7	$18.8
Total Agency	3.7%		$3,186.7	$3,212.0
Non-Agency RMBS[3]	3.8%	$764.4	$594.8	$605.1
Non-Agency IOs and IIOs[4]	6.1%	N/A	$64.8	$74.1
Non-Agency CMBS[5]	5.5%	$466.2	$431.9	$432.4
Total Non-Agency	4.8%		$1,091.5	$1,111.6
Other Securities[6]	4.6%	$109.4	$116.1	$114.6
Residential whole-loans[7]	5.7%	$7.0	$7.1	$7.2
Total Portfolio	**4.0%**		**$4,401.4**	**$4,445.4**

(1) Includes $67.6 million of amortized cost and $69.1 million of fair value for Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.
(2) Includes $14.7 million of amortized cost and $14.7 million of fair value for Agency CMBS IOs and IIOs accounted for as derivatives for GAAP.
(3) Includes $5.4 million of principal, $7.6 million of amortized cost and $8.2 million of fair value for Non-Agency RMBS accounted for as linked transactions for GAAP.
(4) Includes $3.7 million of amortized cost and $4.5 million of fair value for Non-Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.
(5) Includes $41.7 million of principal, $41.7 million of amortized cost and $38.6 million of fair value for Non-Agency CMBS accounted for as linked transactions for GAAP.
(6) Includes $7.1 million of principal, $5.7 million of amortized cost and $5.7 million of fair value for Other securities accounted for as linked transactions for GAAP.
(7) Residential whole loans are held by a trust whose entire beneficial interest is held by WMC

Western Asset
Mortgage Capital Corp.

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Portfolio Breakdown as of December 31, 2014

Agency RMBS [1]

Portfolio Gross Yield: 2.91%
Hedge Adjusted COF: 0.88%
Net Interest Spread: 2.03%
Q4'14 Average amount: [5]
$3.19 billion



13%
24%
63%
Lower loan balance
MHA/HARP high LTV (2)
Other (3)

Non-Agency RMBS [1]

Portfolio Gross Yield: 5.87%
Hedge Adjusted COF: 1.71%
Net Interest Spread: 4.16%
Q4'14 Average amount: [5]
$676.7 million



18%
14%
68%
Prime
Alt-A
Sub-Prime

Agency & Non-Agency CMBS [1]

Portfolio Gross Yield: 5.23%
Hedge Adjusted COF: 1.82%
Net Interest Spread: 3.41%
Q4'14 Average amount: [5]
$441.6 million



9%
91%
Agency
Non-Agency

Other Securities and Residential Whole-loans [1] [4]

Portfolio Gross Yield: 5.16%
Hedge Adjusted COF: 1.50%
Net Interest Spread: 3.66%
Q4'14 Average amount: [5]
$136.6 million



6%
94%
Residential Whole-loans
Other Securities (4)

(1) Yields and Cost of Funds are Non-GAAP measures which include Agency and Non-Agency MBS (including the cost of interest rate swaps and linked transactions), other securities, including residential whole-loans and interest income on IOs and IIOs classified as derivatives, and are weighted averages for the quarter ended December 31, 2014.
(2) Lower loan balance pools generally consist of loans below $150,000.
(3) Other includes low WALA and Investor loans
(4) Other securities include GSE credit risk transfer securities and ABS, including linked transactions
(5) Average amount of RMBS and Other Securities held during the quarter, including IOs classified as derivatives and linked transactions.

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Western Asset Mortgage Capital Corp.

Key Portfolio Metrics as of December 31, 2014

- Leverage Ratio: 6.3x
  - Leverage Ratio adjusted for TBA position of 6.8x[(1)]
- Net Duration of the Agency RMBS portfolio: Negative 1 month
- Agency RMBS Weighted Average Loan Age ("WALA") of 6.2 months
- Portfolio Gross Yield[(2)]: 3.79%
- Hedge Adjusted Cost of Financing[(3)]: 1.08%
- Net Interest Spread[(2)]: 2.71%
- Agency RMBS CPR of 6.8% for Q4[(4)]

Duration Contribution by Maturity Date

	Total	6-Months	2-Year	5-Year	10-Year	20-Year	30-Year
Agency RMBS	**2.91**	0.17	0.66	0.97	0.88	0.29	-0.06
Non-Agency RMBS	**0.82**	0.02	0.07	0.17	0.29	0.21	0.03
CMBS and ABS	**0.27**	0.02	0.08	0.10	0.06	0.00	0.00
Swaps and Swaptions[(5)]	**-2.97**	0.07	-0.44	-1.20	-1.06	-0.26	-0.08
Total	**1.03**	**0.28**	**0.37**	**0.04**	**0.17**	**0.24**	**-0.11**

(1) 6.3x leverage calculation does not reflect net To-Be Announced ("TBA") mortgage pass-through certificates position. As of December 31, 2014, the net long position in TBAs was $325 million in notional value. Adjusted leverage is a Non-GAAP measure.
(2) Non-GAAP measures which include Agency and Non-Agency MBS and other securities (including the cost of interest rate swaps, and linked transactions), and interest income on IOs and IIOs classified as derivatives, and are weighted averages for the quarter ended December 31, 2014.
(3) Includes net interest component related to interest rate swaps and includes interest expense on borrowings for linked transactions.
(4) Fourth quarter weighted average Constant Prepayment Rate for the company's Agency RMBS portfolio on an annualized basis.
(5) Estimated impact of liability hedges on the duration of net assets.

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Western Asset Mortgage Capital Corp.

Financing Summary Portfolio Financing ($ in millions – as of December 31, 2014) Repurchase Agreements Repo Outstanding Interest Rate Remaining Days to Maturity Agency RMBS $2,994.4 0.40% 32 Non-Agency RMBS $473.9 1.54% 49 Agency and Non-Agency CMBS $325.9 1.55% 29 Other Securities $81.6 1.55% 34 Non-Agency RMBS Linked Transactions $6.5 1.66% 15 Non-Agency CMBS and Other Securities Linked Transactions $25.3 1.94% 11 Total/Wtd Avg $3,907.6 0.67% 33 8 Master repurchase agreements with 24 counterparties Outstanding borrowing with 21 counterparties Internal credit review Capacity in excess of our current needs

Hedging Summary 9 Includes $2.4 billion of forward starting swaps, starting in 9.6 months. Includes $110 million of forward starting swaps, starting in 52.2 months. While we use hedging strategies as part of our overall portfolio management, these strategies are not designed to eliminate all risks in the portfolio. There can be no assurance as to the level or effectiveness of these strategies. Fixed Pay Interest Rate Swaps ($ in millions – as of December 31, 2014) Maturity Notional Amount Avg. Fixed Pay Rate Avg. Floating Receive Rate Average Maturity (Years) 1 Year or Less $89.3 0.5% 0.2% 0.9 1 Year to 3 Years $1,972.3 0.8% 0.2% 1.8 3 Years to 5 Years $603.0 1.8% 0.2% 4.2 >5 Years $3,103.8 2.8% 0.2% 9.4 Total Fixed Pay Rate (1) $5,768.4 2.0% 0.2% 6.2 Other Instruments with Hedging Attributes (3) $105 million of net notional value of pay-fixed interest rate swaptions $351 million of IO’s and inverse IO’s $1.1 billion of Non-Agency RMBS and CMBS and Other Securities Variable Pay Interest Rate Swaps ($ in millions – as of December 31, 2014) Maturity Notional Amount Avg. Fixed Receive Rate Avg. Floating Pay Rate Average Maturity (Years) 1 Year to 3 Years $220.0 0.8% 0.2% 2.0 3 Years to 5 Years $634.0 1.8% 0.2% 4.5 >5 Years $1,309.6 2.8% 0.2% 12.1 Total Floating Pay Rate(2) $2,163.6 2.3% 0.2% 8.8

Portfolio Strategy and Dynamics Continue to manage both the assets and liabilities of the portfolio to capture relative value opportunities Continue to leverage Western Asset’s comprehensive platform to access a broad set of investment opportunities across the entire mortgage sector Portfolio activity during the fourth quarter: Shifted exposure from Legacy Non-Agency RMBS to GSE credit risk sharing securities as spreads widened Continued to shift exposure from Legacy CMBS into CMBS mezzanine securities Added initial exposure to Residential Mortgage Whole-loans Increased exposure to TBA securities intra quarter, then reduced by year-end Slightly reduced allocation to Agency RMBS specified pools Maintained a slightly negative net duration on the Agency portfolio Continue to expand our sourcing capabilities for both Residential and Commercial Mortgage Whole-loans 10 Our long-term objective is to generate strong core earnings to support an attractive dividend, while also maintaining a stable book value

Investment Highlights Western Asset is one of the largest fixed income managers in the world with extensive experience in managing mortgage assets since 1974 Differentiated investment approach to managing prepayment, interest rate risk, and credit risk Flexibility to invest across the mortgage sector positions us well to seek our objective of superior risk-adjusted returns Well developed and highly sophisticated operational infrastructure Key strategic relationships provides superior market access and ample funding capacity 11

Contact Information 12 Western Asset Mortgage Capital Corporation c/o Financial Profiles, Inc. 11601 Wilshire Blvd., Suite 1920 Los Angeles, CA 90025 www.westernassetmcc.com Investor Relations Contact: Larry Clark Tel: (310) 622-8223 lclark@finprofiles.com